                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-11(c) or
                 Section 240.14a-12

                            LYDALL, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

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           and 0-11.
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                applies:
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                applies:
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/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous
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           1.   Amount Previously Paid:
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                                     [LOGO]

                                      One Colonial Road
                                      P.O. Box 151
                                      Manchester, Connecticut 06045-0151
                                      (860) 646-1233

                                      CHRISTOPHER R. SKOMOROWSKI
                                      President and Chief Executive Officer

[LOGO]

                                                            April 3, 2000

Dear Lydall Stockholders:

    I am pleased to enclose Lydall's Annual Report describing the Company's operations and results for the past year. We appreciate your continuing interest in Lydall and invite you to attend the Company's Annual Meeting to be held on Wednesday, May 10, 2000 at 11:00 a.m. at The Hartford Club located at 46 Prospect Street in Hartford, Connecticut. For your convenience, free parking will be available for stockholders attending the meeting in the parking garage adjacent to The Hartford Club. Your parking ticket will be validated at the sign-in table at the meeting.

    The following pages contain the formal notice of the Annual Meeting and the Proxy Statement. PLEASE BE SURE TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY TO ENSURE THAT YOUR SHARES WILL BE VOTED.

                               Sincerely,

                                             /s/ CHRISTOPHER R. SKOMOROWSKI
           ---------------------------------------------------------------------
                                             Christopher R. Skomorowski

                                     [LOGO]

                      ------------------------------------

                            NOTICE OF ANNUAL MEETING
                      ------------------------------------

                            TO BE HELD MAY 10, 2000

To: The Owners of Common Stock

    The Annual Meeting of Stockholders of Lydall, Inc. will be held at The Hartford Club, 46 Prospect Street, Hartford, Connecticut, on Wednesday, May 10, 2000, at 11:00 a.m. E.D.T. for the following purposes:

    1. To elect ten Directors to serve for one-year terms until the next Annual Meeting to be held in 2001.

    2. To transact any other business which may properly come before the meeting.

    The Board of Directors urges you to complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope. All stockholders are invited to attend the meeting, and your right to vote in person will not be affected if you mail your proxy.

                             YOUR VOTE IS IMPORTANT

                        Sincerely,

                        /s/ MARY A. TREMBLAY
                        ------------------------------------------------
                        MARY A. TREMBLAY

                        GENERAL COUNSEL AND

                        SECRETARY

Manchester, Connecticut

April 3, 2000

[LOGO]

                                PROXY STATEMENT
----------------------------------------------------------------

GENERAL

    This Proxy Statement of Lydall, Inc. ("Lydall" or the "Company"), a Delaware corporation, is being mailed or otherwise furnished to stockholders on or about April 3, 2000 in connection with the solicitation by the Board of Directors of Lydall of proxies to be voted at the Annual Meeting of Stockholders. The Annual Meeting will be held on Wednesday, May 10, 2000 at 11:00 a.m. at The Hartford Club located at 46 Prospect Street in Hartford, Connecticut.

    Enclosed with this Proxy Statement and Notice of Annual Meeting is a proxy card on which the Board of Directors requests that you vote in favor of the election of all nominees for Directors of the Company to serve for terms of one year until the Annual Meeting in 2001. We would appreciate the return of your completed proxy card AS SOON AS POSSIBLE for use at the Annual Meeting or at any adjournments of the Annual Meeting. Properly executed proxies received by Lydall's Secretary before the meeting will be voted as directed unless revoked. A proxy may be revoked at any time before it is exercised by (a) notifying Lydall's Secretary in writing, (b) delivering a proxy with a later date or
(c) by attending the meeting and voting in person. Unless you indicate on your proxy otherwise, shares represented by proxies properly SIGNED AND RETURNED to the Company will be voted "FOR" the nominees for the Board of Directors named in the proxy.

    Under the applicable provisions of the Company's By-laws, the presence, either in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

    The election of Directors requires the affirmative vote of a plurality of the votes cast by the holders of shares who are present in person or represented by proxy at the Annual Meeting and are entitled to vote on the matter. With respect to all other matters, the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote and voting thereon shall be the act of the stockholders, unless the question is one upon which, by express provision of an applicable statute, the Certification of Incorporation or the By-laws of the Company, a different vote is required, in which case such express provision shall govern and control the decision of the question. For purposes of determining the number of votes cast with respect to the election of Directors, only those votes cast "FOR all nominees", "WITHHELD for all nominees" or specifying that votes be withheld from one or more designated nominees are counted. For purposes of determining the number of votes cast with respect to any other matter submitted to stockholders, only those votes cast "FOR" or "AGAINST" the matter or providing the designated proxies with the right to vote in their discretion are counted. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum but will not be considered as votes cast in determining whether a matter has been approved by stockholders. Abstentions, therefore, will not have any effect on the outcome of the voting. If a broker or other holder of record or nominee indicates on a proxy that it does not have authority, as to certain shares, to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. As a result, these so-called "broker non-votes" will not have any effect on the outcome of the voting.

    All costs of solicitation of proxies will be borne by the Company. Lydall has engaged the services of the outside proxy solicitation firm of Morrow &
Co. Inc. in the interest of increasing the number of shares represented at the meeting. The anticipated cost of the engagement is approximately $4,000. The contract provides for consultation regarding the written solicitation materials as well as the actual solicitation of proxies. Other costs anticipated are those ordinarily incurred in connection with the preparation and mailing of proxy material. In addition to solicitations by mail and the outside soliciting firm, the Company's directors, officers and other employees, without additional remuneration, may solicit proxies by telephone and personal interviews.

    Only holders of record of Lydall's Common Stock, par value $.10 per share ("Common Stock"), at the close of business on March 13, 2000 (the "Record Date") are entitled to vote at the meeting. On that date there were 15,699,776 shares of Common Stock outstanding, the holders of which are entitled to one vote per share.

                          ELECTION OF LYDALL DIRECTORS
----------------------------------------------------------------

    The Board of Directors has nominated Messrs. Lee A. Asseo, Samuel P. Cooley,
W. Leslie Duffy, David Freeman, Robert E. McGill, III, Christopher R. Skomorowski, Elliott F. Whitely, Roger M. Widmann and Albert E. Wolf and Ms. Suzanne Hammett for re-election as Directors of the Company for a term of one year until the next Annual Meeting to be held in 2001.

    The only nominee for Director who is a current employee of the Company is the Chief Executive Officer, Christopher R. Skomorowski. The Company intends to maintain its Board with a majority of outside Directors.

    Under the current Certificate of Incorporation, the Board of Directors is empowered to establish the number of directorships between 3 and 15. The Board of Directors has currently fixed the number of directorships at 10. As of the Record Date, there were no vacancies.

    Additional nominations for Directors may be made from the floor by stockholders who have complied fully with the advance notice procedures set forth in the By-laws of the Company. It is the intention of the Proxy Committee of the Board of Directors to vote only for the Director nominees described on pages 4 through 6 of this Proxy Statement. Proxies cannot be voted for a greater number of persons than the number of nominees named.

    All nominees have indicated that they are willing and able to serve as Directors if elected. If any of such nominees should become unable or unwilling to serve, the Proxy Committee intends to vote for the replacement or replacements nominated by the Company's management.

VOTE REQUIRED FOR ADOPTION

    In order to be elected, the nominees must be approved by the affirmative vote of a plurality of the votes cast by the holders of shares of Common Stock represented, and entitled to vote, at the Annual Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF NOMINEES REFERRED TO IN THIS SECTION.

----------------------------------------------------------------

                               BOARD OF DIRECTORS
----------------------------------------------------------------

    Nominees for election at the next Annual Meeting to serve for a term of one year, until 2001:
----------------------------------------------------------------

    LEE A. ASSEO, 62, is a retired Chairman of the Board and Chief Executive Officer of The Whiting Company, a manufacturer of synthetic fibers for the brush industry, which he joined in 1983. Mr. Asseo retired from The Whiting Company in 1996. He has been a Lydall Director since 1985. During 1999, Mr. Asseo served as a member of the Audit, Compensation and Stock Option, and Nominating Committees.
----------------------------------------------------------------

    SAMUEL P. COOLEY, 68, is a retired Executive Vice President and Senior Credit Approval Officer of Shawmut Bank Connecticut, N.A., now FleetBoston Financial, which he joined in 1955. Mr. Cooley retired from Shawmut Bank in 1993. He currently serves as a member of the Board of HPSC, Inc. He has been a Lydall Director since 1966. During 1999, Mr. Cooley served as Chairman of the Audit Committee and as a member of the Pension Committee.
----------------------------------------------------------------

    W. LESLIE DUFFY, 60, is a partner in the law firm of Cahill Gordon & Reindel. He has been with that firm since 1965. He has been a Lydall Director since 1992. During 1999, Mr. Duffy served as Chairman of the Pension Committee and a member of the Development and Executive Committees.
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    DAVID FREEMAN, 55, is a Professor of International Business at Central Connecticut State University. He is a retired Chairman and Chief Executive Officer of Loctite Corporation, which he joined in 1974. Mr. Freeman retired from Loctite in 2000. He became a member of Loctite's Board of Directors in 1990, President of Loctite in 1991, and Chief Executive Officer in 1993. He was appointed Chairman of Loctite in April 1996. Mr. Freeman currently serves as a Director of Sealed Air Corporation and Mech Financial Inc. He became a Lydall Director in 1998. During 1999, Mr. Freeman served as a member of the Executive, Nominating and Pension Committees.
----------------------------------------------------------------

    SUZANNE HAMMETT, 44, is a Managing Director of The Chase Manhattan Bank, Global Credit Capital and Asset Management. She has global responsibility for the Bank's Wholesale Loan Portfolio, the Lending Platform, client servicing activities, and the Associate and Analyst resources. Ms. Hammett has been with The Chase Manhattan Bank since 1977 and is a member of the Bank's Management Committee. She became a Vice President in 1983 and Managing Director in 1989. She became a Lydall Director in January, 2000.
----------------------------------------------------------------

    ROBERT E. MCGILL, III, 68, is a retired Executive Vice President-Finance and Administration of Dexter Corporation, which he joined in 1975. Mr. McGill retired from Dexter in 1994. He was elected to Dexter's Board of Directors in 1983 from which he retired in 1995. Mr. McGill currently serves as a member of the Boards of Directors of Chemfab Corporation and Ravenswood Winery, Inc. He also serves as a Trustee of the Travelers Variable Annuities Mutual Funds. He became a Lydall Director in August, 1999. During 1999, Mr. McGill served as a member of the Audit Committee.
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    CHRISTOPHER R. SKOMOROWSKI, 46, is the Chief Executive Officer and President of Lydall, a position he has held since December 1998. From 1983 to 1984 he served as Division Controller of the Westex Division of Lydall. He was promoted to Marketing Manager of that Division in 1984, in which capacity he served until 1990. He then became President of that Division in 1991. He joined the Company in 1978 as Manager of Internal Auditing at the Corporate Office. He served as a rotating senior management Director in 1994 to 1995 and then became a non-rotating member in 1998. During 1999, Mr. Skomorowski served as Chairman of the Development and Nominating Committees and as a member of the Executive Committee.
----------------------------------------------------------------

    ELLIOTT F. WHITELY, 56, is the retired President of the Technical Papers Division of Lydall, a position he had held from 1987 through 1997. He joined Lydall in 1974 and later served as Vice President of Development and Technology for that Division until he became its President. He served as a rotating senior management Director in 1993 to 1994 and 1996 to 1997. He joined the Board in a non-rotating position in 1998. During 1999, Mr. Whitely served as a member of the Development and Nominating Committees.
----------------------------------------------------------------

    ROGER M. WIDMANN, 60, was elected Chairman of the Board on December 29, 1998 and is a Principal of Tanner & Co. Inc., an investment banking firm, a position he has held since 1997. Formerly, Mr. Widmann was Senior Managing Director, Corporate Finance, of Chemical Securities, Inc. He joined Chemical Bank, (now Chase Manhattan Bank) in May 1986. Prior to that, he had been a founder and Managing Director of First Reserve Corporation, an energy investment and finance firm, since 1981. Mr. Widmann has served as a Director of Weatherford
Enterra, Inc. Mr. Widmann has been a Lydall Director since 1974. During 1999, Mr. Widmann served as Chairman of the Compensation and Stock Option and Executive Committees.
----------------------------------------------------------------

    ALBERT E. WOLF, 70, is the former Chairman of the Board and a current Director of Checkpoint Systems, Inc., which manufactures and markets electronic security systems. Mr. Wolf had been Chairman of Checkpoint Systems since 1972 until 1999 when he retired. He has been a Lydall Director since 1977. During 1999, Mr. Wolf served as a member of the Compensation and Stock Option and Audit Committees.
----------------------------------------------------------------

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                ACTIVITIES OF THE BOARD OF DIRECTORS AND CERTAIN
                            COMMITTEES OF THE BOARD
----------------------------------------------------------------

    The Board of Directors held ten meetings during 1999, four of which were teleconference Board meetings. All current Directors attended at least
75 percent of the meetings of the Board held while they were Directors. All Directors attended all meetings of any committees on which they served.

    The Company's Board of Directors has six standing committees: Audit, Development, Compensation and Stock Option, Pension, Nominating and Executive. The Audit Committee considers and reviews all matters connected with internal and external audit reports, the external auditors' management report, and similar matters. The Development Committee reviews management proposals for possible mergers and, in certain circumstances, acquisitions and joint ventures. The Compensation and Stock Option Committee: (i) reviews the executive compensation of officers of the Company at the division president level and above; (ii) approves various contracts with officers; and (iii) approves the granting of restricted stock awards, stock options and stock bonus awards to key employees pursuant to the Lydall, Inc. 1992 Stock Incentive Compensation Plan (the "1992 Plan"). The Pension Committee considers matters concerning the pension and profit sharing plans of the Company. The Nominating Committee recommends persons to be nominated as Directors and considers nominees recommended by stockholders. See "Stockholder Proposals and Nominations for Director" below. The Executive Committee acts on behalf of the Board of Directors in the intervals between its meetings on all matters other than those that are specifically reserved to the full Board under the applicable provisions of the Delaware General Corporation Law and those specifically assigned by the Board of Directors to its other committees.

    During 1999, the Audit Committee held two meetings; the Development Committee held one meeting; the Compensation and Stock Option Committee held two meetings; the Pension Committee held no meetings; the Nominating Committee held no formal meetings, and the Executive Committee held one meeting and acted by unanimous written consent on one occasion.

    During 1999, Directors who were not employees of the Company or otherwise compensated by the Company were paid $1,000 for each meeting of the Board of Directors attended, as well as $500 for any committee meeting held on a day other than the day on which a Board meeting was held. In addition, the 1992 Plan provides for the automatic grant of nonqualified stock options covering the lesser of 9,000 shares of Common Stock, or a number of shares of Common Stock having an aggregate Fair Market Value on the date of grant equal to $100,000, to each person serving as a Director on May 7, 1999 and May 7, 2002. New Directors, upon joining the Board, receive an automatic grant of nonqualified options covering the lesser of (i) 9,000 shares of Common Stock, (ii) a number of shares of Common Stock having an aggregate fair market value on the date of grant equal to $100,000 or (iii) the number of shares then available for such purpose under the 1992 Plan.

    From 1991 through 1996, the Company maintained a Deferred Compensation Plan for outside Directors and the Chairman (the "Deferred Compensation Plan"). The Deferred Compensation Plan was discontinued in 1996, and no further benefits will accrue thereunder. All Directors who participated in this plan will receive a lump-sum cash payment upon the later of the date they cease to serve as a Director or their attaining 62 years of age. For each of those Directors, the total amount of the payment will be equal to $3,000 for each full or partial calendar year of service as a Director completed prior to January 1, 1991, plus $6,000 for each full or partial calendar year of service as a Director completed after December 31, 1990 through December 31, 1996. All benefits are fully vested.

    In addition to the foregoing, each Director currently receives a $16,000 annual retainer paid in the form of unrestricted shares of Common Stock rather than cash, and there is an automatic grant each year of a nonqualified stock option covering 325 shares of Common Stock to the Chairman and each Outside Director of the Company in lieu of any further accruals under the Directors' Deferred Compensation Plan.

TRANSACTIONS WITH DIRECTORS

    During 1999, Cahill Gordon & Reindel, of which Director W. Leslie Duffy is a partner, was engaged by the Company as special counsel for limited matters.

         SECURITIES OWNERSHIP OF DIRECTORS, CERTAIN EXECUTIVE OFFICERS
                        AND 5 PERCENT BENEFICIAL OWNERS
----------------------------------------------------------------

    The following table lists, to the Company's knowledge, the ownership of Common Stock and the nature of such ownership for each Director and nominee for Director, for each executive officer named in the Summary Compensation Table, for all executive officers and Directors of Lydall as a group, and for each person who beneficially owns in excess of 5 percent of the outstanding shares of Common Stock. Unless otherwise noted, each holder has sole voting and dispositive power with respect to the shares listed. All information is given as of March 1, 2000.

                                                                            PERCENT
                                            NATURE OF                          OF
NAME                             AMOUNT     BENEFICIAL OWNERSHIP             CLASS
------------------------------------------------------------------------------------
Lee A. Asseo                       30,961   Direct
Director and Nominee                6,000   Indirect (Trust)
for Director                        8,000   (Exercisable under 1982 Stock
                                            Incentive Compensation Plan)
                                   12,532   (Exercisable under 1992 Plan)
                                ---------
                                   57,493                                     *
                                =========
------------------------------------------------------------------------------------
James P. Carolan                   39,353   Direct
Executive Vice President and        8,953   Indirect (Spouse)
Division President                 20,500   (Exercisable under 1982 Stock
                                            Incentive Compensation Plan)
                                   73,814   (Exercisable under 1992 Plan)
                                   22,392   (Allocated under Lydall Profit
                                            Sharing Plan)(1)
                                ---------
                                  165,012                                      1.1
                                =========
------------------------------------------------------------------------------------
Samuel P. Cooley                    6,961   Direct
Director and Nominee               18,000   (Exercisable under 1982 Stock
for Director                                Incentive Compensation Plan)
                                   12,532   (Exercisable under 1992 Plan)
                                ---------
                                   37,493                                     *
                                =========
------------------------------------------------------------------------------------
W. Leslie Duffy                     8,961   Direct
Director and Nominee                9,000   (Exercisable under 1982 Stock
for Director                                Incentive Compensation Plan)
                                   12,532   (Exercisable under 1992 Plan)
                                ---------
                                   30,493                                     *
                                =========
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                                                                            PERCENT
                                            NATURE OF                          OF
NAME                             AMOUNT     BENEFICIAL OWNERSHIP             CLASS
------------------------------------------------------------------------------------
Bill W. Franks, Jr.                 2,543   Direct
Division President                 24,875   (Exercisable under 1992 Stock
                                            Incentive Compensation Plan)
                                    6,367   (Allocated under Lydall Profit
                                            Sharing Plan)(1)
                                ---------
                                   33,785                                     *
                                =========
------------------------------------------------------------------------------------
David Freeman                       2,608   Direct
Director and Nominee                2,012   (Exercisable under 1992 Stock
for Director                                Incentive Compensation Plan)
                                ---------
                                    4,620                                     *
                                =========
------------------------------------------------------------------------------------
Suzanne Hammett                         0   Direct
Director and Nominee
for Director
                                ---------
                                        0                                     *
                                =========
------------------------------------------------------------------------------------
John E. Hanley                      2,732   Direct
former Vice President-             51,290   Indirect (Spouse)
Finance and Treasurer              18,000   (Exercisable under 1982 Stock
                                            Incentive Compensation Plan)
                                   65,875   (Exercisable under 1992 Plan)
                                   13,734   (Allocated under Lydall Profit
                                            Sharing Plan)(1)
                                ---------
                                  151,631                                    1.0
                                =========
------------------------------------------------------------------------------------
Raymond J. Lanzi                   93,333   Direct
Division President                  4,500   (Exercisable under 1982 Stock
                                            Incentive Compensation Plan)
                                   54,011   (Exercisable under 1992 Plan)
                                   32,276   (Allocated under Lydall Profit
                                            Sharing Plan)(1)
                                ---------
                                  184,120                                      1.2
                                =========
------------------------------------------------------------------------------------
Robert E. McGill, III               2,231   Direct
Director and Nominee
for Director
                                ---------
                                    2,231                                     *
                                =========
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                                                                            PERCENT
                                            NATURE OF                          OF
NAME                             AMOUNT     BENEFICIAL OWNERSHIP             CLASS
------------------------------------------------------------------------------------
Christopher R. Skomorowski         42,631   Direct
President, CEO, Director and        7,500   Indirect (Spouse)
Nominee for Director               15,200   (Exercisable under 1982 Stock
                                            Incentive Compensation Plan)
                                   93,462   (Exercisable under 1992 Plan)
                                   17,380   (Allocated under Lydall Profit
                                            Sharing Plan)(1)
                                ---------
                                  176,173                                      1.1
                                =========
------------------------------------------------------------------------------------
Elliott F. Whitely                 75,226   Direct
Director and Nominee for           12,314   (Exercisable under 1992 Plan)
Director
                                ---------
                                   87,540                                        *
                                =========
------------------------------------------------------------------------------------
Roger M. Widmann                   70,797   Direct
Chairman of the Board,                450   Indirect (Spouse)
Director and Nominee for           18,000   (Exercisable under 1982 Stock
Director                                    Incentive Compensation Plan)
                                   27,532   (Exercisable under 1992 Plan)
                                ---------
                                  116,779                                        *
                                =========
------------------------------------------------------------------------------------
Albert E. Wolf                      9,071   Direct
Director and Nominee                2,000   Indirect (Spouse)
for Director                       18,000   (Exercisable under 1982 Stock
                                            Incentive Compensation Plan)
                                   12,532   (Exercisable under 1992 Plan)
                                ---------
                                   41,603                                        *
                                =========
------------------------------------------------------------------------------------
Lydall Profit Sharing Plan      1,068,730(1)                                   6.8
c/o First Union National Bank
123 South Broad Street
Philadelphia, PA 19101
------------------------------------------------------------------------------------
Westport Asset                  1,369,760(2)                                   8.7
Management, Inc.
253 Riverside Avenue
Westport, CT 06880
------------------------------------------------------------------------------------
Dimensional Fund                1,181,880(3)                                   7.5
Advisors, Inc.
1299 Ocean Avenue,
11(th) Floor
Santa Monica, CA 90401
------------------------------------------------------------------------------------

                                                                            PERCENT
                                            NATURE OF                          OF
NAME                             AMOUNT     BENEFICIAL OWNERSHIP             CLASS
------------------------------------------------------------------------------------
Axa Financial Inc., et.al.        855,500(4)                                   5.5
(formerly known as
The Equitable Companies
Incorporated)
1290 Avenue of the Americas
New York, NY 10104
------------------------------------------------------------------------------------
Wellington Management             835,900(5)                                   5.3
Company, LLP
75 State Street
Boston, MA 02109
------------------------------------------------------------------------------------
All Directors and               1,255,042(6)                                   8.0
Executive Officers as a
Group (19 persons)
------------------------------------------------------------------------------------

* Indicates that the Director/Officer owns less than 1 percent of the outstanding shares of Common Stock.

(1) Shares also listed as beneficially owned by the Lydall Profit Sharing Plan which has the sole power to dispose of the shares. Voting power with respect to the shares is exercised by the participating employee.

(2) As reported in Schedule 13G filed with the Securities and Exchange Commission on February 16, 2000.

(3) As reported in Schedule 13G filed with the Securities and Exchange Commission on February 11, 2000.

(4) As reported in Schedule 13G filed with the Securities and Exchange Commission on February 14, 2000.

(5) As reported in Schedule 13G filed with the Securities and Exchange Commission on February 11, 2000.

(6) Of the 1,255,042 shares, 131,100 are exercisable under the 1982 Stock Incentive Compensation Plan, and 508,767 are exercisable under the 1992
    Plan.

                             EXECUTIVE COMPENSATION
----------------------------------------------------------------

COMPENSATION AND STOCK OPTION COMMITTEE REPORT TO STOCKHOLDERS

    Based on a management proposal, the Compensation and Stock Option Committee (the "Committee") approves the compensation levels of Lydall's executives at the division president level and above, subject to ratification by the Board of Directors. The Committee also administers the Company's Bonus Compensation Awards, or cash bonus program, and the Lydall, Inc. Stock Incentive Compensation Plans as approved by stockholders. Each of the three members of the Committee is a nonemployee Director. All decisions by the Committee relating to the compensation of the Company's senior executives are reviewed by the full Board except for decisions about awards under the Company's stock-based compensation plans.

    The Committee has been guided by the following principles in determining the compensation levels of the senior executives named in the Summary Compensation Table--the Chief Executive Officer, Mr. Skomorowski, and Messrs. Carolan, Lanzi, Hanley and Franks.

PHILOSOPHY

    Lydall ties its executive compensation to the long-term goals and strategy of the Company, which are to regain the strength and profitability of Lydall and to protect and grow stockholder value through above-average, consistent corporate performance. In 1999, bonus compensation was based 75 percent on the performance of the employee's operation and 25 percent on the earnings of the Company as a whole. Bonus compensation of those individuals at the corporate level was based 100 percent on the earnings of the Company as a whole.

    The Committee's executive compensation policies are designed to provide competitive levels of compensation that are closely integrated with the Company's annual and long-term strategic goals. Lydall seeks to attract and retain the highest qualified executives by offering competitive levels of base compensation as well as an incentive cash bonus program and stock-based incentive plans closely tied to the interests of the stockholders of the Company.

    Senior executives' compensation packages are intended to be consistent with those of executives in comparable positions with diversified manufacturers similar in size to Lydall. However, since Lydall directly ties a large portion of its executive compensation to corporate performance, executives may be paid more in a particular year of good results and less in a year of disappointing results.

    The Committee believes that stock ownership by management serves to align management and stockholder interests. Therefore, the Company's stock-based incentive plans are an important component of its executive compensation and are intended to retain and motivate executives to improve the long-term operating results and growth of the Company. The Committee also believes in aligning the cash bonus plan of the Company directly with the creation of stockholder value. During 1999, a new Economic Value Added ("EVA") Incentive Bonus Plan was drafted which became effective January 1, 2000.

ELEMENTS OF COMPENSATION

    The following describes each of the three components of Lydall's executive compensation packages.

    BASE SALARY. Base salary is compared with the competitive median for diversified manufacturers of similar size, as determined by independently published compensation surveys. Annual salaries for executives at $200,000 and above are reviewed by the Committee every two years and based on changes in competitive pay levels and the Committee's agreement that the individual's contribution to the Company has increased or decreased relative to operating performance.

    When Mr. Skomorowski became President and Chief Operating Officer, effective October 1, 1998, his salary was increased by 40 percent, to reflect a salary commensurate with his new role and responsibilities, through December 31, 2000. Mr. Carolan's salary was increased on May 16, 1998 by 8.6 percent when he was promoted to Executive Vice President. Mr. Carolan's salary will be reviewed again at the end of 2000. In determining Mr. Skomorowski's and Mr. Carolan's salaries, the Committee considered pay levels among comparable executive positions at diversified manufacturers similar in size to Lydall as well as their individual performance and long-term contributions to the Company.

    Similar considerations were given to setting the salaries of Messrs. Lanzi, Hanley and Franks.

    BONUS COMPENSATION. The cash bonus portion of Lydall's executive compensation is a key component of its management's total compensation packages. In

1999 Bonus Compensation Agreements were based on earnings-per-share targets. Threshold and outstanding earnings-per-share targets were determined by the Committee at the beginning of the year. As discussed above, the 1999 bonus compensation was based on division and corporate performance.

    Companywide, the amounts for individual awards range from 5 percent to 75 percent of base salary. In 1999, the senior executives named in the Summary Compensation Table other than Mr. Skomorowski were eligible to receive a bonus of up to 62.5 percent of their base salary.

    In 1999, Mr. Skomorowski was eligible to receive a bonus of up to 75 percent of his base salary provided that Lydall's performance reached or surpassed the outstanding target levels. These levels were not attained in 1999, and thus, Mr. Skomorowski did not receive a bonus for the year.

    Bonus Compensation Agreements for all division presidents are based two-thirds on the results of their division and one-third on corporate earnings-per-share targets. Mr. Carolan's, Mr. Lanzi's and Mr. Franks' bonuses were based on this formula for 1999. Mr. Hanley's bonus was based solely on corporate earnings-per-share targets. Mr. Franks was the only executive to receive a bonus in 1999 and in 1998 based on the results of his division.

    Effective January 1, 2000, Lydall adopted EVA as the framework for its financial management and incentive compensation system. EVA is the measure of financial performance that is most closely correlated with increases in stock market value compared with traditional measures. EVA equals the profit achieved after subtracting a charge for the use of capital (including debt and equity) from the Company's net operating profit after taxes.

    Lydall's EVA Incentive Bonus Plan (the "Plan"), is based on incremental EVA improvements year over year. It rewards sound decision-making based on long-term sustainable growth. The objective of the Plan is to create a strong incentive for Lydall's employees to increase stockholder value by allowing them to share a portion of the increase.

    All full-time salaried employees of the Company are eligible to participate in the Plan. Employees of EVA Centers, which are either individual operations or groups of related businesses of Lydall, will have their Declared Bonuses based 70 percent on the performance of the specific EVA Center and 30 percent based on the performance of Lydall on a consolidated basis. Declared Bonuses for employees of the Corporate EVA

Center will be based totally on the performance of Lydall on a consolidated basis.

    STOCK OPTION AWARDS. To link the Company's performance with executive compensation, the Committee has granted stock options towards achieving appropriate levels of Common Stock ownership for executives. These levels are based on comparison studies of executive stock ownership in other public companies similar in size to Lydall. Outstanding historical performance by an individual is additionally recognized through larger than normal option grants. In addition to the senior executives named in the Summary Compensation Table, a large number of Lydall's managers participate in the Company's stock option program.

    Stock options are granted at the prevailing market price on the grant date and will only have value if the Company's stock price increases above the grant price. Generally, grants vest over four years; individuals must be employed by the Company at the time of vesting in order to exercise the options.

    Mr. Skomorowski received two option grants covering 29,000 shares of Lydall, Inc. Common Stock in 1999(1). He now holds options covering a total of 173,551 shares of Common Stock, 108,662 of which were vested as of the record date. Mr. Skomorowski's option holdings are reviewed annually to ensure that his relative stock ownership in the Company adequately reflects his contributions to maximizing stockholder value for the long term. Option grants to Mr. Skomorowski are also tied to his level of base salary and to the long-term performance of the Company.

    In 1999, Messrs. Carolan, Lanzi, Hanley and Franks received option grants covering 5,000, 5,000, 4,500, and 7,500 shares, respectively.

LIMITATION ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended. Section 162(m) generally denies a publicly held corporation, such as the Company, a federal income tax deduction for compensation in excess of $1 million per year paid or accrued for each of its chief executive officer and four other most highly compensated executive officers. Certain "performance-based" compensation is not subject to the limitation on deductibility

------------------------

(1) One of which was an automatic award of 9,000 shares to Directors of the Company on May 7, 1999.

provided that certain stockholder approval and independent director requirements are met.

    Because of the fact that the compensation paid to each of the Company's executive officers has not exceeded $1 million per year, the Committee does not believe that the limitation on deductibility of executive compensation is currently material to the Company. The Committee will continue to review the situation in light of the regulations and future events with the objective of achieving deductibility to the extent appropriate.

                    COMPENSATION AND STOCK OPTION COMMITTEE

                           Roger M. Widmann, Chairman
                        Lee A. Asseo and Albert E. Wolf

----------------------------------------------------------------

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None of the Compensation and Stock Option Committee members have interlocking relationships with the Company and all are outside Directors.

                               PERFORMANCE GRAPH

    The following graph compares the cumulative total return on the Company's shares over the past five years with the cumulative total return on shares of companies comprising the Standard & Poor's Small Cap 600 Index and the Russell 2000 Index. Cumulative total return is measured assuming an initial investment of $100 on December 31, 1994, including reinvestment of dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

DOLLARS
                     12/94   12/95   12/96   12/97   12/98   12/99
LYDALL INC DEL      100.00  140.00  138.46  120.00   73.08   40.77
S & P SMALLCAP 600  100.00  129.96  157.67  198.01  203.41  228.64
RUSSELL 2000        100.00  127.49  154.73  203.91  190.75  187.92

    Due to the diversity of niche businesses that Lydall participates in, it is difficult to identify a reasonable peer group or one line-of-business index for comparison purposes. Thus, Lydall has chosen to compare its performance to the Standard & Poor's Small Cap 600 Index of which it is a constituent, and the Russell 2000 Index, which is comprised of companies with similar market capitalizations.

                           SUMMARY COMPENSATION TABLE

    The following table shows the compensation either paid or awarded by the Company for the past three years through December 31, 1999 to the Chief Executive Officer of the Company during 1999 and each of the four other most highly compensated executive officers who were serving as executive officers as of December 31, 1999.

                                  ANNUAL COMPENSATION                           LONG-TERM COMPENSATION
                                                                             AWARDS                 PAYOUTS
                                                                     ----------------------   --------------------
         (A)             (B)        (C)        (D)         (E)         (F)          (G)         (H)         (I)
                                                                                  SECUR-
                                                                                   ITIES
                                                          OTHER        RE-        UNDER-
        NAME                                             ANNUAL      STRICTED      LYING        LTIP     ALL OTHER
         AND                                             COMPEN-      STOCK      OPTIONS/       PAY-      COMPEN-
      PRINCIPAL                    SALARY     BONUS      SATION       AWARDS       SARS         OUT       SATION
      POSITION           YEAR       ($)        ($)       ($)(1)        ($)          (#)         ($)       ($)(2)
C.R. Skomorowski         1999     350,000          0        7,786       0        29,000/0        0          49,670(4)
  CEO, President and     1998     275,000          0        7,632       0         5,351/0        0          63,812(5)
  Director(3)
J.P. Carolan             1999     315,000          0       10,406       0         5,000/0        0         142,800(4)
  Executive VP and       1998     305,625          0        9,890       0             0/0        0          71,790(5)(6)
  Division President     1997     250,000     17,709       11,205       0        20,000/0        0          34,979
R.J.Lanzi                1999     280,000          0       14,292       0         5,000/0        0          34,505
  Division President     1998     280,000          0       14,071       0             0/0        0          34,078
                         1997     250,000     17,709       12,530       0         7,500/0        0          35,489
J.E. Hanley              1999     218,000          0        4,002       0         4,500/0        0          16,061
  VP-Finance &           1998     218,000          0        4,002       0             0/0        0          15,930
  Treasurer(7)           1997     200,000     42,500        3,783       0         4,500/0        0          19,094
B.W. Franks, Jr.         1999     165,000     30,300        1,173       0         7,500/0        0          53,616(4)
  Division President     1998     150,000     43,731            0       0             0/0        0          51,886(5)
                         1997     113,000     10,322            0       0         7,500/0        0           9,761

(1)  None of the named executive officers received perquisite and other personal
      benefits in   excess of the lesser of $50,000 or 10 percent of his total annual salary and bonus.

(2) The items reported in column (i) for 1999 include amounts paid on behalf of the named individuals by the Company for:

    Defined Contribution Plans (401(k) Plan & ESOP):

          C.R. Skomorowski ($9,600); J.P. Carolan ($9,600); R.J. Lanzi ($9,600);
          J.E. Hanley ($9,600); B.W. Franks, Jr. ($9,600)

    The Employee Stock Purchase Plan:

          C.R. Skomorowski ($600); J.P. Carolan ($600); R.J. Lanzi ($600); J.E. Hanley ($600); B.W. Franks, Jr. ($400)

    Life Insurance Premiums:

          C.R. Skomorowski ($4,771); J.P. Carolan ($11,185); R.J. Lanzi ($16,895); J.E. Hanley ($1,959); B.W. Franks, Jr. ($0)

    Long-Term Disability Premiums:

          C.R. Skomorowski ($6,289); J.P. Carolan ($6,863); R.J. Lanzi ($7,410);
          J.E. Hanley ($3,903); B.W. Franks, Jr. ($0)

(3) Mr. Skomorowski was appointed Chief Executive Officer of the Company on December 2, 1998.

(4) In 1999, Mr. Skomorowski, Mr. Carolan, and Mr. Franks received relocation expense reimbursements in connection with moves in 1998 to take new positions in the Company in the amounts of $28,410, $114,565 and $43,616, respectively.

(5) In 1998, Mr. Skomorowski, Mr. Carolan, and Mr. Franks relocated to take new positions in the Company and received reimbursement of relocation expenses in the amounts of $43,323, $44,187, and $42,186, respectively, in accordance with the Company's relocation policy.

(6) In 1999, Mr. Carolan received a nonsmoking bonus of $312 in accordance with the policy for his location.

(7) Mr. Hanley resigned from the Company on January 31, 2000. See "Transactions with Management."

                               PLAN DESCRIPTIONS

    While not required by the Securities and Exchange Commission rules in every case, the Company believes a brief description of each compensation plan will enable stockholders to better understand the information presented in the tables.

DEFINED BENEFIT PENSION PLAN

    The Company provides a noncontributory, "career average" defined benefit pension plan (the "Pension Plan") to most salaried employees and full-time hourly employees at certain Lydall locations. The Pension Plan provides that benefits, in the amount of 2 percent of the participant's annual eligible earnings, (subject to limitations imposed by the Internal Revenue Code) will accrue annually. The Pension Plan benefits are not determined primarily by final or average final compensation. The Company pays the entire cost of the Pension Plan which is administered by a committee appointed by the Board of Directors.

    A participant's compensation for purposes of determining pension benefits is the participant's W-2 compensation (less bonus and other similar compensation payments) plus pretax employee contributions to the pretax plans of Lydall.

    The normal retirement age under the Pension Plan is 65 and actuarially reduced benefits are available at age 55 if the participant has ten years of service. Messrs. Skomorowski, Carolan, Lanzi, Franks are expected to receive annual benefits upon retirement at normal retirement age (assuming salary increases of 5 percent per year) in the amounts of $128,408, $69,152, $65,785, and $147,782, respectively. The aforementioned amounts are not subject to any further reductions for Social Security benefits or for any other offset amounts. Mr. Hanley will receive an estimated $34,734 in annual benefits upon reaching 65, assuming he does not elect reduced benefits prior to age 65 as described above.

PROFIT SHARING PLAN

    The Company has a noncontributory stock bonus plan (the "Profit Sharing Plan") covering most salaried employees and full-time hourly employees at certain Lydall locations. The Board of Directors has discretionary authority to determine the amount of contributions (if any) to be made each year by the Company. Each employee receives a percentage of his or her W-2 compensation, as determined by the Board of Directors, (subject to the limitations imposed by the Internal Revenue Code) less bonus and other similar compensation payments plus employee pretax contributions. Contributions are made either in shares of Common Stock or in cash. If cash, the trustee of the Profit Sharing Plan uses it to purchase Common Stock, so that the Profit Sharing Plan is invested primarily in Lydall Common Stock. The Profit Sharing Plan provides that an employee's Profit Sharing Plan account shall be distributed to an employee who terminates employment with a vested benefit, or who retires at normal retirement age.

STOCK INCENTIVE PLAN

    The Company maintains the 1992 Plan, which expires on May 12, 2002. The 1992 Plan presently authorizes an aggregate of 2,420,000 shares of Common Stock for issuance under the terms of incentive awards that may be granted to Directors, officers and other key employees of the Company. Incentive awards granted under the 1992 Plan may take the form of nonqualified stock options, incentive stock options, restricted stock awards, or stock bonus awards.

                              STOCK OPTION TABLES

    The following table provides information regarding stock options granted during 1999 to the executive officers named in the Summary Compensation Table. In accordance with Securities and Exchange Commission rules, the values assigned to each reported option are shown using gains based on assumed rates of annual compound stock price appreciation of 5 percent and 10 percent from the date the options were granted over the full option term.

    In assessing these values, it should be kept in mind that no matter what theoretical value is placed on a stock option on the date of grant, its ultimate value will be dependent on the market value of the Company's stock at a future date, and that value will depend on the efforts of such executives to foster the future success of the Company for the benefit of not only the executives, but all stockholders.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                 POTENTIAL
                                                                              REALIZED VALUE
                                                                                AT ASSUMED
                                                                               ANNUAL RATES
                                                                              OF STOCK PRICE
                                                                             APPRECIATION FOR
                            INDIVIDUAL GRANTS                                 OPTION TERM (*)
-------------------------------------------------------------------------   -------------------
         (A)               (B)            (C)           (D)        (E)        (F)        (G)
                                         % OF
                                         TOTAL
                        NUMBER OF      OPTIONS/
                       SECURITIES        SARS
                       UNDERLYING     GRANTED TO
                        OPTIONS/       EMPLOYEES     EXERCISE
                          SARS            IN          OR BASE    EXPIRA-
                         GRANTED        FISCAL         PRICE       TION
                           (#)           YEAR         ($/SH)       DATE      5%($)      10%($)
-----------------------------------------------------------------------------------------------
C.R. Skomorowski         20,000(1)/0     8.23/0       11.1875    1/14/09    140,715    356,600
                          9,000(2)/0     3.70/0       10.5000     5/6/09     59,431    150,609
-----------------------------------------------------------------------------------------------
J.P. Carolan              5,000(1)/0     2.06/0       11.1875    1/14/09     35,179     89,150
-----------------------------------------------------------------------------------------------
R.J. Lanzi                5,000(1)/0     2.06/0       11.1875    1/14/09     35,179     89,150
-----------------------------------------------------------------------------------------------
J.E. Hanley               4,500(1)/0     1.85/0       11.1875    4/30/00      2,517      5,034
-----------------------------------------------------------------------------------------------
B.W. Franks, Jr           7,500(1)/0     3.08/0       11.1875    1/14/09     52,768    133,725
-----------------------------------------------------------------------------------------------

(*) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions.

(1)  Exercisable 25% 1/15/00; 50% 1/15/01; 75% 1/15/02; 100% 1/15/03.

(2)  Exercisable 25% 5/7/00; 50% 5/7/01; 75% 5/7/02; 100% 5/7/03.

    The following table shows stock option exercises by the named executive officers during 1999, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and nonexercisable stock options as of December 31, 1999. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of Common Stock.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                             (D)                (E)
                                                          NUMBER OF           VALUE OF
                                                          SECURITIES      UNEXERCISED IN-
                                                          UNDERLYING            THE-
                                                         UNEXERCISED       MONEY OPTIONS/
                                                       OPTIONS/SARS AT        SARS AT
         (A)                (B)             (C)           FY-END (#)         FY-END ($)
---------------------  -------------   -------------   ----------------   ----------------
                          SHARES
                        ACQUIRED ON        VALUE         EXERCISABLE/       EXERCISABLE/
        NAME           EXERCISE (#)    REALIZED ($)     UNEXERCISABLE      UNEXERCISABLE
------------------------------------------------------------------------------------------
C.R. Skomorowski.....          0                 0      103,662/39,889             0/0
J.P. Carolan.........      4,500            12,751       93,064/17,355         5,730/0
R.J. Lanzi...........          0                 0       57,261/10,625             0/0
J.E. Hanley..........     14,400            82,202        82,750/8,250             0/0
B.W. Franks, Jr......          0                 0       17,500/12,000             0/0
------------------------------------------------------------------------------------------

BONUS COMPENSATION AGREEMENTS

    Lydall's Bonus Compensation Agreements provide individual cash awards for improvement in annual operating results. The performance award plan is administered by the Stock Option and Compensation Committee of the Board of Directors. Performance awards are based upon division performance and corporate earnings-per-share targets. Individual awards, which may vary from 5 to 75 percent of base salary, are paid during the first quarter of the following year.

STOCK PURCHASE PLAN

    The Lydall Employee Stock Purchase Plan (the "Stock Purchase Plan") gives certain full-time, nonunion and union (if negotiated) Lydall employees the opportunity to purchase Common Stock through regular payroll deductions. Lydall contributes 33 1/3 percent of each employee's contribution up to $150 a month. Purchases are made on the open market by a brokerage firm.

401(K) PLAN

    Lydall and certain of its subsidiaries maintain 401(k) Plans that are available to most full-time, non-union employees with at least three months of service and all union employees. In accordance with Section 401(k) of the Internal Revenue Code, the 401(k) Plans provide participants with the option to reduce their gross income for federal income tax purposes to the extent of their pretax contributions. Generally, participants may contribute up to 10 percent of their total compensation on a pretax basis (subject to limitations imposed by the Internal Revenue Code). Lydall generally matches the nonunion employees' pretax contributions up to 4 percent of each employee's annual compensation, although different matching formulas exist with respect to the employees of certain subsidiaries. The first 2 percent generally is matched dollar for dollar, and the next 2 percent is matched by 50 cents for every dollar. Lydall's matching contribution is immediately fully vested. Union facilities, if negotiated, have varying 401(k) matching employer contributions.

OTHER EMPLOYEE BENEFIT PLANS REMUNERATION

    Lydall provides group life insurance of two times salary, and Accidental Death & Dismemberment Insurance for all eligible salaried employees. With respect to all executive officers named in the Summary Compensation Table and certain other officers and executives of the Company, such life insurance coverage is three to four times salary and consists of an individual Universal Life Policy which is owned by the individual.

    Lydall provides under a group plan long-term disability coverage of 60 percent of base salary to all eligible salaried employees and full-time hourly employees at certain Lydall locations. The Company provides all executive officers named in the Summary Compensation Table and certain other officers of the Company with long-term disability coverage equal to their base salary subject to availability in the marketplace.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

    The Company has a supplemental retirement plan intended to provide retirement benefits supplementing those provided under other Company-related retirement plans to certain officers and key employees. Most of the officers named in the Summary Compensation Table are participants. Upon retirement and for a period of up to 15 years, a participant is entitled to receive a monthly retirement benefit. That benefit is equal to the lesser of (i) 60 percent of the participant's final average pay less the participant's benefits (attributable to Company contributions) under all of the Company's qualified plans or (ii) an amount equal to the sum each year of the excess benefits for such participant under each plan attributable to the participant's compensation in excess of the limitation imposed by the Internal Revenue Code.

    The participant is deemed vested in the supplemental benefits when they have attained age 55 and the sum of their age and service equals or exceeds 70.
Mr. Carolan and Mr. Lanzi are the only participants named in the Summary Compensation Table who are fully vested. Mr. Hanley was not vested at the date of his resignation and, therefore, will receive no benefits under the Supplemental Executive Retirement Plan in future years. Messrs. Skomorowski, Carolan, and Lanzi, are estimated to receive annual benefits upon retirement at normal retirement age in the amount of $209,760, $114,374, $50,441, respectively.

TRANSACTIONS WITH MANAGEMENT

    The Company has entered into employment agreements with Messrs. Skomorowski, Franks, Grupinski, Lynch, and Ruschmeyer, and Mses. Butenas, Estey, Krallis-Nixon, and Tremblay. All agreements, with the exception of that belonging to Mr. Ruschmeyer, are dated March 1, 2000. Mr. Ruschmeyer's agreement is dated March 16, 2000. These agreements provide, among other things, for benefits in the event of termination of the employee's employment by the Company other than for "cause" (as defined in the agreements) or by the employee for "good reason" (as defined in the agreements). If such a termination without "cause" or for "good reason" does not occur within 12 months following a "Change of Control" of the Company, such termination benefits would include (i) a severance benefit equal to one times (two times in the case of Mr. Skomorowski) the sum of the employee's annual base salary rate and average annual incentive bonus (payable in a lump sum in the case of Mr. Skomorowski and spread over 12 months in the case of the other employees); (ii) continued coverage under the Company's medical, dental and life insurance plans, and in the case of Mr. Skomorowski the Company's long-term disability plan (if reasonably commercially available), for up to 12 months (18 months in the case of Mr. Skomorowski), subject to any required employee contributions; (iii) for Mr. Skomorowski only, supplemental benefits under the Company's tax-qualified pension plan and supplemental executive retirement plan as if he had 18 additional months of service; and (iv) certain other benefits. If such a termination without "cause" or for "good reason" occurs within 12 months following a "Change of Control" of the Company, such termination benefits would include: (i) a severance benefit equal to two times (three times in the case of Mr. Skomorowski) the sum of the employee's annual base salary rate and average annual incentive bonus (payable in a lump sum); (ii) a pro-rata portion of the employee's maximum bonus opportunity for the year of termination of employment; (iii) continued coverage under the Company's medical, dental, life insurance and (if reasonably commercially available) long-term disability plans for up to 24 months
(36 months for Mr. Skomorowski), subject to any required employee contributions;
(iv) supplemental benefits under the Company's tax-qualified pension plan and supplemental executive retirement plan as if the employee had two additional years of service (three additional years in the case of Mr. Skomorowski);
(v) vesting in stock options and restricted stock; and (vi) certain other benefits. If any payments or benefits for Mr. Skomorowski are subject to the federal excise tax on "excess parachute payments," Mr. Skomorowski will receive under his employment agreement an additional payment in an amount designed to put him in the same after-tax position as if the excise tax had not been imposed. The employment agreements define a "Change of Control" to mean (i) the acquisition of 25 percent or more of the voting power of all classes of the Company's stock by a person, entity or group other than the Company or any subsidiary thereof, (ii) the directors on the date of the employment agreement and their successors whose election or nomination for election was approved by at least a majority of such directors and successors cease to constitute a majority of the Board of Directors of the Company, or (iii) the shareholders of the Company approve a plan of complete liquidation, an agreement for the sale or other disposition of all or substantially all of the assets of the Company, or an agreement for the merger or consolidation of the Company (other than a merger or consolidation in which holders of the Company's common stock before the merger or consolidation have a majority of the common stock of the surviving corporation immediately after the merger or consolidation or the Board of Directors before the merger or consolidation would constitute a majority of the Board of Directors of the surviving corporation immediately after the merger or consolidation).

    The Company has also entered into employment agreements with Messrs. Carolan and Lanzi dated February 1, 1999 and March 10, 1995, respectively. The agreements are intended to provide for continuity of management in the event of a change in control of the Company. The agreements generally provide for a specific period of continued employment for each such executive officer in the event that he could be forced to resign or otherwise replaced (unless he resigns or is replaced for "cause", as defined in the agreements) after a change in control of the Company. The agreements also provide for the continued employment of Messrs. Carolan and Lanzi in the event of termination before a change in control. The agreements define a change in control of the Company to mean
(a) an acquisition of the Company by means of a merger or consolidation or purchase of substantially all of its assets if incident thereto the composition of the Company's Board of Directors changes with the result that a majority of the Board consists of new members or the Company's stockholders receive cash or other consideration in exchange for their Lydall stockholdings, (b) the acquisition of 25 percent or more of the outstanding shares of Common Stock by an entity or a person who was not an officer or a Director of the Company on the dates of the respective agreements or (c) the election or appointment to the Board of any director(s), where that appointment or election was not approved by a vote of at least a majority of the Directors then in office.

    The period during which the Company would be obligated to continue to employ the covered executives is defined in the agreements as the "Employment Period." During the Employment Period, each covered executive would be entitled to receive an annual salary equal to one-third of the aggregate of the base salary and bonuses he received during the three years prior to the Employment Period. The period during which the Company would be obligated to pay such amount would be one year if forced resignation or replacement occurs prior to a change in control and two years if forced resignation or other replacement occurs following a change in control. Each of the agreements provides that the covered executive officers will not be entitled to any benefits after their normal retirement date.

    John E. Hanley resigned as Vice President-Finance and Treasurer of the Company effective as of January 31, 2000. Mr. Hanley was provided a negotiated severance package which includes 11 months of continued base compensation and paid COBRA premiums for medical and dental coverage through the earlier of December 31, 2000, or until such time as he is first afforded the opportunity to secure health-care coverage through a subsequent employer. Lydall also agreed to pay Mr. Hanley's premiums under the Executive Life and Disability Plans until December 31, 2000. The total cost to the Company for these benefits will be approximately $11,500.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, executive officers and persons who beneficially own more than 10 percent of the Company's stock to file certain reports with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange concerning their beneficial ownership of the Company's equity securities. Applicable SEC regulations also require such persons to furnish the Company with copies of all such reports. Based solely on a review of the copies of such reports furnished to the Company as of the date of this proxy statement, or written representations that no reports were required, the Company believes that, during 1999, all filing requirements applicable to its Directors, officers and greater than 10 percent stockholders were satisfied.

APPOINTMENT OF AUDITORS

    The Board of Directors approved, upon recommendation of the Audit Committee, the retention of PricewaterhouseCoopers LLP, as independent accountants to the Company for the year ended December 31, 1999. It is expected that the Board of Directors will reappoint PricewaterhouseCoopers LLP as the Company's independent accountants for the current year. Representatives of PricewaterhouseCoopers LLP, will be present at the Annual Meeting and will be available to respond to questions.

OTHER MATTERS

    The Board of Directors does not know of other matters which may come before the meeting. However, if other matters are properly presented at the meeting, it is the intention of the proxy committee to vote or otherwise to act in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

    Any proposals or recommendations for Directors by stockholders which are to be presented at the Annual Meeting to be held in 2001 must be received by the Company by December 1, 2000 in order to be included in the Proxy Statement and on the proxy card relating to the 2001 Annual Meeting.

    Under the Company's By-laws, no business, including the nomination of persons for election to the Board of Directors of the Company, may be brought before an Annual Meeting of Stockholders, except as set forth in the notice of the meeting or as otherwise brought before the meeting by, or at the direction of, the Board of Directors or by a stockholder who has delivered a written notice to the Company containing certain specified information. Such notice must be received by the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. However, in the event the annual meeting is not within 30 days before or after such anniversary date, the notice must be received by the Company not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting is mailed or public announcement of the date of the annual meeting is made, whichever first occurs. The notice must contain certain specified information about each item of business that the stockholder proposes for consideration or with respect to each person whom the stockholder proposes to nominate for election or reelection as a Director, whichever the case may be. Any proposal or nomination which does not comply with the procedures set forth in the By-laws will be disregarded. A copy of the By-law provisions discussed in this paragraph may be obtained by writing to the Company at its principal executive offices located at One Colonial Road, Manchester, Connecticut 06040,
Attention: Corporate Secretary. These requirements are separate and distinct from, and are in addition to, the Securities and Exchange Commission requirements that a stockholder must meet in order to have a stockholder proposal included in the Company's proxy statement.

    COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 1999 WILL BE PROVIDED WITHOUT CHARGE, UPON REQUEST. REQUESTS MAY BE DIRECTED TO: CAROLE F. BUTENAS, VICE PRESIDENT-INVESTOR RELATIONS, LYDALL, INC., P.O. BOX 151, MANCHESTER, CONNECTICUT 06045-0151.


                                   FOR           WITHHELD                     NOMINEES:
1.    ELECTION                     / /           / /                                    Lee A. Asseo
         OF                                                                             Samuel P. Cooley
      DIRECTORS                                                                         W. Leslie Duffy
                                                                                        David Freeman
                                                                                        Suzanne Hammett
                                                                                        Robert E. McGill, III
                                                                                        Christopher R. Skomorowski
                                                                                        Elliott F. Whitely
                                                                                        Roger M. Widmann
                                                                                        Albert E. Wolf

FOR, EXCEPT vote withheld from the following nominee(s)

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2. In their discretion, such other business as may properly come before the meeting.

The shares represented by this Proxy will be voted as specified. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED IN FAVOR OF THE SPECIFIED NOMINEES. THIS PROXY CARD MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RETURNED IN ORDER TO HAVE YOUR SHARES VOTED.

PLEASE NOTE ANY CHANGE OF ADDRESS.

Signature                               Date             Signature                               Date
          -----------------------------      -----------           -----------------------------      -----------


NOTE: Please sign exactly as name appears above. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, etc., indicate title. If the signer is a corporation, sign in the corporate name by a duly authorized officer.

PROXY

                                  LYDALL, INC.

         The undersigned hereby appoints Samuel P. Cooley, Roger M. Widmann, and Christopher R. Skomorowski, or any one of them, with full power of substitution, as attorneys and proxies, to vote all shares of stock of Lydall, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at The Hartford Club, 46 Prospect Street, Hartford, Connecticut on May 10, 2000 at 11:00 a.m. E.D.T. and at any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement dated April 3, 2000 and instructs its attorneys and proxies to vote as set forth on this Proxy.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         (To be signed on Reverse Side)